Exhibit 99.1

ECC VENTURES 2 CORP.

Suite 1600, 609 Granville Street

Vancouver, BC V7Y 1C3

Telephone: 1-778-331-8505

NEWS RELEASE

ECC VENTURES 2 ANNOUNCES C$2,000,000 BROKERED PRIVATE PLACEMENT LED BY CANACCORD GENUITY

NOT FOR DISSEMINATION IN THE UNITED STATES OR FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES.

March 6, 2019 – Vancouver, BC, Canada. ECC Ventures 2 Corp. (“ECC2” or the “Company”) (TSXV: ETWO.P) is pleased to announce that further to its news release of January 23, 2019 and its proposed qualifying transaction (the “Acquisition”) to acquire Long Island Brand Beverages LLC and Long Island Beverages Corp. (collectively, “Long Island Beverages”), it has entered into an engagement letter with Canaccord Genuity Corp. (the “Agent”) to complete a brokered private placement (the “Financing”) of subscription receipts of the Company (the “Subscription Receipts”), for minimum gross proceeds of $2,000,000, through the issuance of not less than 4,000,000 Subscription Receipts at a price of C$0.50 per Subscription Receipt. The size of the Financing may be increased with the consent of ECC2 and the Agent.

The proceeds of the Financing will be held in escrow, pending the Company receiving all applicable regulatory approvals, and completing all matters and conditions relating to the Acquisition, including a 1.5:1 forward-split of the Company’s common shares. Upon satisfaction of the escrow conditions, each Subscription Receipt will automatically convert, for no additional consideration, into units of the Company (the “Units”) consisting of one post-forward-split common share of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”) entitling the holder to acquire one additional Common Share at an exercise price of C$1.00 per Warrant, for a period of 12 months from the date the escrow release conditions are satisfied. On completion of the Financing, the Company will pay a cash commission to the Agent equal to 7.0% of the gross proceeds of the Financing and will issue the Agent warrants to purchase such number of Units of the Company as is equal to 7.0% of the number of Subscription Receipts sold under the Financing (the “Agent Warrants”). The Agent Warrants will be exercisable at an exercise price of C$0.50 per Agent Warrant for a period of 12 months from the date the escrow release conditions are satisfied.

The Company is also pleased to announce that on completion of the proposed Acquisition and subject to entering into agreed employment contracts, it is anticipated the Company’s Board of Directors and senior management team of Long Island Beverages will be reconstituted to include the following directors and officers:

Tom Cardella – Chairman of the Board

Mr. Cardella is the founder of Cardella & Associates LLC and is a beverage industry consultant. Prior to founding Cardella & Associates, Mr. Cardella was the President and CEO of Tenth and Blake Beer Company, a division of MillerCoors, from June 2010 to January 2015. He also served as President Eastern Division for MillerCoors, where he was responsible for all commercial operations in the eastern half of the United States. Prior to the merger with Coors, Mr. Cardella was Executive Vice President of Sales and Distribution for Miller Brewing Company. Prior to rejoining the Miller Brewing Company in August 2005, Mr. Cardella spent nearly a decade at InBev where he held several senior-level positions, including U.S. Vice President of Sales, CEO of Beck’s North America, Vice President of Strategy for FEMSA Cerveza in Monterey, Mexico (joint venture of InBev/Femsa) and Vice President of Marketing at Labatt USA. Mr. Cardella spent the earlier years of his career with Miller Brewing Co. from 1978 through 1995 in various sales and marketing positions. Mr. Cardella has served on the Board of Directors of the Green Bay Packers, the United Way of Greater Milwaukee and the Marcus Center for Performing Arts.

John Carson –Co-Chief Executive Officer

Mr. Carson is the Chairman of International Beverage Capital Inc. and the former Chairman, Chief Executive Officer and President of several leading beverage companies including Marbo Inc. and Triarc Beverages, both private-equity-backed corporations. As President of RC Cola, a division of Triarc Beverages, he led the acquisition and integration of Snapple Beverages and expanded business internationally by leading negotiations in China, Japan, Mexico, South America, Russia and Poland. . He is a former President of Cadbury Schweppes North America where he led the expansion of the Schweppes brand beyond mixers and into adult soft drinks. Mr. Carson is also a former Board Member of the National Soft Drink Association and is on the Board of Directors of Head Country BBQ Sauce and Imageworks Sales and Marketing.

Bill Hayde – Co-Chief Executive Officer and Board Member

Mr. Hayde is an Executive Vice President and Co-Founder of InterContinental Beverage Capital, Inc., a merchant bank focused specifically on the beverage and consumer packaged goods industries. He has worked on Wall Street for over 25 years. Between 2002 and 2009 he was the co-owner of Waterville Investment Research, which also operated a small Hedge Fund. He was an officer, director and controlling shareholder of E Global Marketing and W3 Group Inc., which were all merged with larger public companies. Mr. Hayde has extensive knowledge of FINRA, NASDAQ, and other regulatory bodies and issues.

Philip Thomas – President

Mr. Thomas has held a number of executive-level positions across companies. Mr. Thomas founded Long Island Brand Beverages LLC and co-founded several other companies spanning a wide range of sectors. This includes Capital Link Holdings Corp., a company which provided investor advice and guidance as well as investing in diverse industries, in which he also acted as President. He was Chief Executive Officer of KarbonEx Corp., a company aiding companies in developing environmentally-friendly policies in order to gain carbon credits.

Lawrence Pemble – Board Member

Mr. Pemble has an extensive background in venture capital and private equity where he is a partner and director in firms that focus on emerging opportunities, most recently a director of Blackcomb Technologies Limited, a Canadian private equity firm, and in Bonsai Capital, a life science focused private equity firm, where he is currently a director. Combining strong entrepreneurial and corporate finance backgrounds, Mr. Pemble has led numerous financing rounds, M&A transactions, IPOs and has held executive roles, up to and including CEO, in both public and private equity backed companies. Currently, Mr. Pemble is also the Chief Operating Officer of Hemogenyx Pharmaceuticals PLC an oncology focused Biotech Company listed on the London Stock Exchange.

Scott Ackerman – Board Member

Mr. Ackerman is the President and CEO of Emprise Capital Corp. a company providing management, restructuring, accounting and financial services to public companies. Mr. Ackerman has been active in the public markets for more than 25 years, having held senior executive roles in various capacities from Investor Relations to Executive Management. In addition to his role with Emprise, Mr. Ackerman serves as director and/or officer of a number of publicly traded and private “start-up” venture companies, and has experience in all aspects of corporate restructures, both in the US and Canadian jurisdictions.

The Company continues to assess appropriate candidates for the position of Chief Financial Officer. This individual will also assume the role of Corporate Secretary of the Resulting Issuer. Further information will be provided by press release once finalized.

The parties to the proposed Acquisition announced that they have also entered into an amendment to the Letter of Intent, dated effective February 8, 2019 (the “Amended LOI”). Under the terms of the Amended LOI, on closing, ECC2 will complete a forward share split of its common shares on a 1 for 1.5 basis and Long Island Beverages and their security holders will be issued an aggregated 15,545,455 post-forward-split common shares of ECC2 (the “Consideration Shares”), and $500,000, as consideration for the Acquisition. An additional 2,700,000 currently issued post-forward-split common shares of the Company will be transferred within escrow to certain members of the new management team. The Company will also issue 890,000 post-forward-split common shares to certain finders in connection with the Acquisition. Certain of the Consideration Shares will be subject to escrow pursuant to the policies of the Exchange, in addition to pooling restrictions that may be negotiated by the parties. Long Island Beverages Corp. (“LIBC”) has also agreed to have not less than $470,000 in working capital on completion of the Acquisition, less transaction costs.

The Company also announces that, subject to Exchange approval, it intends to advance $250,000 to Long Island Brand Beverages LLC (“LIBB’), as previously announced on January 23, 2019. The loan bears interest at the rate of 10% per annum, will be secured against the assets of LIBB and is guaranteed by its parent company, Long Blockchain Corp. The loan will be due and payable on July 31, 2019 if the Acquisition is not completed by such date.

Completion of the Acquisition and the Financing are subject to a number of conditions, including Exchange acceptance, completion of satisfactory due diligence by the Agent, and execution of an Agency Agreement between the Company and the Agent. Trading of ECC2’s common shares will remain halted pending further filings with the Exchange.

For more information please contact Scott Ackerman, Director, at 778-331-8505 or email: sackerman@emprisecapital.com.

On Behalf of the Board of Directors of ECC Ventures 2 Corp.

Scott Ackerman

Director

Completion of the Acquisition is subject to a number of conditions, including but not limited to Exchange acceptance and if applicable pursuant to the Exchange Requirements, majority of the minority shareholder approval. Where applicable, the Acquisition cannot close until the required approvals are obtained. There can be no assurance that the Definitive Agreement will be executed or that the Acquisition will be completed as proposed or at all. Investors are cautioned that, except as disclosed in the disclosure document to be prepared in connection with the Acquisition, any information released or received with respect to the Qualifying Transaction or the Acquisition may not be accurate or complete and should not be relied upon. Trading in the securities of a capital pool company should be considered highly speculative.

The TSX Venture Exchange has in no way passed upon the merits of the proposed Acquisition and has neither approved nor disapproved the contents of this news release.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The Company cautions readers that forward-looking statements, including without limitation those relating to the Company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.